Exhibit 99.2

Atlis Motor Vehicles, Inc. Announces Closing of

$13.0 Million Public Offering

MESA, Ariz, Feb. 21, 2023 (GLOBE NEWSWIRE) – Atlis Motor Vehicles, Inc. (NASDAQ: AMV) (“Atlis” or the “Company”), a vertically integrated electric vehicle technology ecosystem company, and the first battery cell manufacturer to be fully owned and operated in the US, today announced the closing of its public offering of 8,334,000 units, with each unit consisting of one share of Class A common stock (or one pre-funded warrant to purchase one share of Class A common stock in lieu thereof), 0.65 Series A Warrants to purchase 0.65 shares of Class A Common Stock, and 0.75 Series B Warrants to Purchase 0.75 Shares of Class A Common Stock. Each unit was sold at a public offering price of $1.56.

Gross proceeds, before deducting placement agent fees and other offering expenses, were approximately $13.0 million.

Maxim Group LLC acted as the sole placement agent in connection with this offering.

The securities described above were offered pursuant to a registration statement on Form S-1, as amended (File No. 333-269715) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the "SEC") on February 14, 2023. The offering was made only by means of a prospectus which is a part of the Registration Statement. A final prospectus relating to the offering has been filed with the SEC, and copies of the final prospectus may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Atlis Motor Vehicles, Inc.

Atlis Motor Vehicles is a vertically integrated EV technology ecosystem company leveraging its intellectual properties and U.S.-manufactured battery innovations to support e-Mobility and energy storage solutions.

The Atlis Ecosystem will consist of industry leading Battery Cell and Pack technologies, Grid Level Energy Storage Solutions, Charging Infrastructure, Platform and Medium-Duty Electric Mobility Solutions, and Over-Air Cloud Management – all wrapped in Atlis Motor Vehicles’ seamless subscription-based models. For more information, visit www.atlismotorvehicles.com.

Forward-Looking Safe Harbor Statement

This communication includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "shall," "expect," "anticipate," "believe," "seek," "target," "continue," "could," "may," "might," "possible," "potential," "predict" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the offering, sale of securities, our ability to complete the offering and our intended use of proceeds. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of management. These forward-looking statements are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from these forward-looking statements. Many actual events and circumstances are beyond the control of Atlis and Atlis management. These forward-looking statements are subject to a number of risks and uncertainties, including all of the risk factors stated under the heading “Risk Factors” in Registration Statement, as well as other documents Atlis has filed or will file with the Securities and Exchange Commission. If any of these risks materialize or Atlis's assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks of which Atlis does not currently know or that Atlis currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Atlis's expectations, plans or forecasts of future events and views as of the date of this communication. Atlis anticipates that subsequent events and developments will cause Atlis's assessments to change. However, while Atlis may elect to update these forward-looking statements at some point in the future, Atlis specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Atlis's assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

Mary Trout

Atlis Motor Vehicles

info@atlismotorvehicles.com